Exhibit 1.2

AMENDMENT TO UNDERWRITING AGREEMENT

This AMENDMENT TO UNDERWRITING AGREEMENT (this “Amendment”) dated as of December 20, 2018 is entered into by and between Datasea Inc. (the “Company”) and ViewTrade Securities, Inc. (the “Underwriter”).

WITNESSETH:

WHEREAS, the Company and the Underwriter have entered into that certain Underwriting Agreement, dated as of December 18, 2018 (the “Original Agreement”);

WHEREAS, the Company is offering, on a firm commitment basis, 1,450,000 shares of common stock of the Company, par value $0.001, at an offering price of $4.00 per share;

WHEREAS, the Company and Underwriter expect that the Offering will close on or before the close of business on December 21, 2018; and

WHEREAS, in accordance with Section 15 of the Original Agreement, the parties hereto desire to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.

The Original Agreement is hereby amended to provide that in Section 4(i), Payment of Expenses, of the Original Agreement, “$150,000” is stricken and “$175,000” is substituted in place thereof, which amount includes, for the avoidance of doubt, costs to the Underwriter of the written legal opinion from the Underwriter’s PRC counsel in connection with the Offering.

2.

The parties hereto each acknowledge and reaffirm that (i) they will continue to be bound by the Original Agreement, as amended by this Amendment, and (ii) the terms of the Original Agreement, except as amended by this Amendment, remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

i

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the day and year first above written.

DATASEA INC.

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chief Executive Officer

VIEWTRADE SECURITIES, INC.

By:	/s/ Douglas Aguililla
Name:	Douglas Aguililla
Title:	Director

Amendment to Underwriting Agreement

 2